SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 23, 2003

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

The information in this Current Report on Form 8-K, including the exhibits, are being furnished pursuant to Item 9 and/or Item 12, as described below, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of First Community Bancorp under the Securities Act of 1933, as amended.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is furnished as part of this report:

99.1	Press release of First Community Bancorp, dated July 23, 2003, announcing results of operations and financial condition for the quarter and six months ended June 30, 2003.

99.2	Press release of First Community Bancorp, dated July 23, 2003, announcing an increase in the regularly quarterly dividend.

Item 9.	Regulation FD Disclosure

On July 23, 2003, First Community Bancorp issued a press release announcing its results of operations and financial condition for the quarter and six months ended June 30, 2003.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is being furnished under both Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition) of Form 8-K and is included under this Item 9 in accordance with SEC Release No. 33-8126.

On July 23, 2003, First Community Bancorp issued a press release announcing the Board of Directors’ declaration of a $0.1875 dividend per common share payable August 29, 2003 to shareholders of record on August 15, 2003.  The dividend is an increase of 25% over the previous quarterly dividend per share of $0.15 per share.   A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: July 25, 2003

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
Name:	Jared M. Wolff
Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release of First Community Bancorp, dated July 23, 2003, announcing results of operations and financial condition for the quarter and six months ended June 30, 2003.

99.2	Press release of First Community Bancorp, dated July 23, 2003, announcing an increase in the regularly quarterly dividend.